Exhibit 99.1

FOR IMMEDIATE RELEASE

FriendFinder Networks Inc. REPORTS financial results for

SECOND Quarter 2013

-	Adjusted EBITDA Increased 8.9% from the Second Quarter of 2012 to $18.4 Million
-	Live Interactive Records 14th Consecutive Quarter of Year-Over-Year Growth
-	Company Continues to Work on a Refinancing of its Debt

(Sunnyvale, CA – August 14, 2013) FriendFinder Networks Inc. (OTCQB: FFNT)(the “Company”), a leading internet and technology company providing services to the rapidly expanding markets of social networking and web-based video sharing, today announced financial results for the second quarter ended June 30, 2013.

“We continued to execute on our strategic plan to support our flagship brands and improve marketing efficiencies during the second quarter. By focusing on our top brands and reducing investments in lower margin affiliate and advertising activity, we have been able to improve our bottom line and reach higher quality users. These efforts, in part, helped increase EBITDA to $18.4 million during the quarter and attract a more valuable, long-term user that will allow us to build a strong core of recurring revenues going forward,” said Anthony Previte, Chief Executive Officer of FriendFinder Networks. “Additionally, our Live Interactive business continues its impressive streak and achieved its 14th consecutive quarter of year-over-year revenue growth with an increase of 4.0% to $24.1 million.”

Mr. Previte continued, “In parallel to our efforts to improve operational efficiency, we continue to work with our advisors and lenders to refinance our long-term debt. We remain confident in our ability to achieve a successful resolution in this matter.”

“Finally, as we announced on August 7, 2013, following our delisting from the Nasdaq, we now trade on the OTCQB Marketplace under the ticker “FFNT”. We will continue to comply with all SEC reporting obligations under applicable securities laws,” concluded Mr. Previte.

Second Quarter Financial Results

Revenue for the second quarter of 2013 was $69.0 million. Quarterly revenue was negatively impacted by a decrease in affiliate based traffic resulting in lower internet revenue in part due to the Company’s strategic decision to eliminate lower margin co-brands and place a greater focus on its more profitable flagship brands.

Gross profit in the second quarter of 2013 was $46.8 million.

Income from operations for the second quarter of 2013 was $16.9 million.

Net loss for the second quarter of 2013 was ($10.3) million, or ($0.32) per share.

Adjusted EBITDA for the second quarter of 2013 was $18.4 million.

Balance Sheet, Cash and Debt

As of June 30, 2013, the Company had unrestricted cash and cash equivalents of $38.6 million, compared to $31.8 million at March 31, 2013. As of June 30, 2013, the Company had outstanding principal debt of $544.1 million. Free Cash Flow per Share was $0.27 for the second quarter ended June 30, 2013.

Non-GAAP Financial Measures

Management believes that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in FriendFinder Networks Inc.’s industry. For example, these measures eliminate one-time adjustments made for accounting purposes in connection with the Company’s Various acquisition in order to provide information that is directly comparable to its historical and current financial statements. For more information regarding the Company’s acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History” in the Form 10-K for the year ended December 31, 2012.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in FriendFinder Networks Inc.’s industry, as other companies in FriendFinder Networks Inc.’s industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items. The Company’s non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow per Common Share are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the three months and six months ended June 30, 2013 and 2012 using the adjustments shown in the attached reconciliation table. Free Cash Flow per Common Share was derived by subtracting capital expenditures and cash interest from Adjusted EBITDA and dividing the result by the weighted average shares outstanding for the period.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC, including its Form 10-K for the year ended December 31, 2012. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company’s recent SEC filings. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

Investor Contact for FriendFinder Networks Inc.

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

212.896.1249 / 212.896.1206 or / rfink@kcsa.com

Media Contact for FriendFinder Networks Inc.

Lindsay Trivento

Director, Corporate Communications

561.912.7010 or ltrivento@ffn.com

# # #

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	June 30, 2013 Unaudited	December 31, 2012
ASSETS
Current assets:
Cash	$38,633	$16,839
Restricted cash	8,977	10,064
Accounts receivable, less allowance for doubtful accounts of $992 and $1,284, respectively	8,621	12,323
Inventories	537	763
Prepaid expenses	3,969	3,436
Deferred tax asset	1,844	1,844
Total current assets	62,581	45,269
Film costs, net	3,217	3,627
Property and equipment, net	4,461	5,120
Goodwill	328,061	328,061
Domain names	56,614	56,614
Trademarks	5,643	5,643
Other intangible assets, net	160	330
Unamortized debt costs, net	2,997	6,179
Other assets	1,567	1,310
	$465,301	$452,153
LIABILITIES
Current liabilities:
Long-term debt in default, which matures on September 30, 2013 and April 30, 2014, net of unamortized discount of $13,214 and $20,851, respectively	530,900	500,920
Accounts payable	4,057	5,040
Accrued expenses and other liabilities	69,669	62,227
Deferred revenue	31,702	34,741
Total current liabilities	636,328	602,928
Deferred tax liability	25,639	25,639
Total liabilities	661,967	628,567
Contingencies (Note 14)

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares; issued and outstanding no shares in 2013 and 2012	—	—
Common stock, $0.001 par value — authorized 125,000,000 shares
Common stock voting — authorized 112,500,000 shares, issued and outstanding 32,827,761 shares at June 30, 2013 and 32,572,761 shares at December 31, 2012	33	32
Series B common stock non-voting – authorized 12,500,000 shares, issued and outstanding no shares in 2013 and 2012
Capital in excess of par value	135,221	134,759
Accumulated deficit	(331,920)	(311,205)
Total stockholders’ deficiency	(196,666)	(176,414)
	$465,301	$452,153

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net revenue
Service	$64,101	$76,177	$131,524	$152,021
Product	4,866	4,908	9,842	10,068
Total	68,967	81,085	141,366	162,089
Cost of revenue
Service	19,296	24,187	40,376	52,763
Product	2,896	3,901	6,305	7,950
Total	22,192	28,088	46,681	60,713
Gross profit	46,775	52,997	94,685	101,376
Operating expenses:
Product development	2,347	3,955	4,627	8,301
Selling and marketing	7,279	9,559	14,501	18,656
General and administrative	19,439	22,131	41,323	44,314
Amortization of acquired intangibles and software	84	3,633	170	7,413
Depreciation and other amortization	771	794	1,471	1,561
Total operating expenses	29,920	40,072	62,092	80,245
Income from operations	16,855	12,925	32,593	21,131
Interest expense	(27,021)	(21,259)	(53,442)	(42,148)
Other finance expenses	−	−	−	(500)
Interest related to VAT liability not charged to customers	(62)	(370)	(293)	(742)
Foreign exchange (loss) gain, including amounts related to VAT liability not charged to customers	(283)	1,883	241	1,001
Change in fair value of acquisition related contingent consideration	−	18	−	1,400
Other non-operating expenses net	(3)	(642)	(4)	(654)
Loss from continuing operations	$(10,514)	$(7,445)	$(20,905)	$(20,512)
Income (loss) from discontinued operations	190	(3,090)	190	(11,545)
Net loss	$(10,324)	$(10,535)	$(20,715)	$(32,057)
Loss per common share — basic and diluted:
Continuing operations	$(0.33)	$(0.24)	$(0.66)	$(0.65)
Discontinued operations	0.01	(0.10)	0.01	(0.37)
Net loss	$(0.32)	$(0.34)	$(0.65)	$(1.02)
Weighted average shares outstanding — basic and diluted:	31,942	31,505	31,879	31,505

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in thousands)
GAAP net loss	$(10,324)	$(10,535)	$(20,715)	$(32,057)
Add: Interest expense	27,021	21,259	53,442	42,148
Add: Other finance expenses	—	—	—	500
Add: Amortization of acquired intangible assets and software	84	3,633	170	7,413
Add: Depreciation and other amortization	771	794	1,471	1,561
EBITDA	$17,552	$15,151	$34,368	$19,565
Subtract/Add: (Gain)/Loss related to VAT liability not charged to customers	345	(1,513)	52	(259)
Add: Severance Expense	14	3	37	427
Subtract/Add: Discontinued Operations	(190)	3,090	(190)	11,545
Add: Stock Compensation Expense	226	234	463	456
Subtract: Change in fair value of acquisition related contingent consideration	—	(18)	—	(1,400)
Add: Write off of Brazil related receivables	440	—	1,576	—
Adjusted EBITDA	$18,387	$16,947	$36,306	$30,334

Internet Segment Historical Operating Data

The following table presents certain key business metrics for our adult websites, general audience websites and live interactive video websites for the three and six months ended June 30, 2012 and 2013.

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2013	2012	2013	2012
Adult Websites
New members	6,708,721	8,696,463	13,492,230	18,204,140
Beginning subscribers	704,185	840,984	724,445	827,728
New subscribers	334,526	393,263	675,163	827,306
Terminations	387,510	439,567	748,407	860,354
Ending subscribers	651,201	794,680	651,201	794,680
Conversion of members to subscribers	5.0%	4.5%	5.0%	4.5%
Churn	19.1%	17.9%	18.1%	17.7%
ARPU	$18.94	$20.61	$19.68	$20.93
CPGA	$40.34	$46.57	$41.88	$49.22
Average lifetime net revenue per subscriber	$59.04	$68.46	$66.64	$69.19
Net revenue (in millions)	$38.5	$50.6	$81.2	$101.9
Affiliate commission expense (in millions)	$9.2	$14.1	$20.0	$31.9
Ad buy expense (in millions)	$4.3	$4.9	$8.3	$9.6
Subscriber acquisition costs (in millions)	$13.5	$18.9	$28.3	$41.5

General Audience Websites
New members	850,304	1,095,069	1,794,260	2,122,401
Beginning subscribers	31,156	43,275	33,137	44,519
New subscribers	11,241	22,730	24,858	46,778
Terminations	14,233	27,394	29,831	52,686
Ending subscribers	28,164	38,611	28,164	38,611
Conversion of members to subscribers	1.3%	2.1%	1.4%	2.2%
Churn	16.0%	22.3%	19.9%	21.1%
ARPU	$12.14	$15.11	$13.12	$15.58
CPGA	$26.92	$54.83	$27.7	$47.19
Average lifetime net revenue per subscriber	$49	$12.91	$38.31	$26.54
Net revenue (in millions)	$1.1	$1.9	$2.2	$3.9
Affiliate commission expense (in millions)	$0.2	$0.2	0.4	0.6
Ad buy expense (in millions)	$0.1	$1.1	0.3	1.6
Subscriber acquisition costs (in millions)	$0.3	$1.2	0.7	2.2

Live Interactive Video Websites
Total minutes	8,620,464	9,451,332	17,423,772	18,904,146
Average revenue per minute	$2.79	$2.45	$2.74	$2.39
Net revenue (in millions)	$24.1	$23.2	$47.7	$45.1